As filed with the Securities and Exchange Commission on May 10, 2012
Registration No. 333-

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)
94-2900635
(I.R.S. Employer Identification Number)
5960 Inglewood Drive
Pleasanton, California  94588
(925) 245-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Lisa M. Cummins
Senior Vice President, Finance and Chief Financial Officer
Adept Technology, Inc.
5960 Inglewood Drive
Pleasanton, California  94588
(925) 245-3400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Lisa A. Fontenot, Esq.
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
(650) 849-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share		-	$15,000,000	$1,719
TOTAL		-	$15,000,000	$1,719

(1)
There are being registered under this Registration Statement an indeterminate number of shares of common stock of the Registrant with an aggregate initial offering price not to exceed $15,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated May 10, 2012
PROSPECTUS
Adept Technology, Inc.
$15,000,000
Common Stock

This prospectus relates to shares of Adept Technology, Inc. common stock which may be offered and sold from time to time. The aggregate initial offering price of all common stock sold under this prospectus will not exceed $15,000,000.
Each time we sell shares of our common stock hereunder, we will provide a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares to the public. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
The shares of our common stock may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any shares of our common stock, their names, any over-allotment and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.
Our common stock trades on the Nasdaq Global Market, or Nasdaq, under the symbol “ADEP”. On May 9, 2012, the last reported sale price of our common stock on Nasdaq was $5.75 per share.

The market value of Adept's public float calculated according to Form S-3 General Instruction I.B.6 is approximately $41.5 million. Adept has not offered any securities during the 12 months preceding and including the date of this prospectus pursuant to a Form S-3 registration statement.
We were incorporated in California in 1983 and reincorporated in Delaware in November 2005. Our principal executive offices are located at 5960 Inglewood Drive, Pleasanton, California  94588. Our telephone number is (925) 245-3400 and our website address is http://www.adept.com. Information contained in our website is not a part of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2012

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.
This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.
This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.
We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.
You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus or free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $15,000,000.
This prospectus provides certain general information about the shares of our common stock that we may offer hereunder. Each time we offer shares of our common stock hereunder, we will provide a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

•	the number of shares of common stock that we propose to sell;

•	the public offering price per share of the common stock;

•	the names of any underwriters, agents or dealers through or to which the shares of the common stock will be sold;

•	any compensation of those underwriters, agents or dealers;

•	any additional risk factors applicable to the shares of our common stock or our business and operations; and

•	any other material information about the offering and sale of the shares of common stock.
In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Adept” and similar terms refer to Adept Technology, Inc., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC on September 6, 2011, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.
Risks Related to Our Common Stock and the Offering
Future sales or other dilution of our equity could depress the market price of our common stock.
Sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock. Although our common stock is listed on Nasdaq, trading volume has been limited.  As a result, you may not be able to sell your shares of Common Stock in short time periods, or possibly at all, and the price per share of the common stock may fluctuate significantly.
We have several institutional shareholders that own significant blocks of our common stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected. We currently have an effective Registration Statement relating to the resale of our common stock by selling security holders, pursuant to which, to our knowledge, more than 2.275 million shares of common stock remain available for resale.
In addition, the issuance of additional shares of our common stock pursuant to this prospectus, or issuances of securities convertible into or exercisable for our common stock or other equity-linked securities, including preferred stock or warrants, would dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.
Our management will have broad discretion over the use of the proceeds we receive from the sale of shares of our common stock pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.
Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the common stock described in this prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our common stock in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.
These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements, many of which are discussed in greater detail under the heading “Risk Factors” in this prospectus including but not limited to: sales or dilution of our equity could depress the market price of our common stock; management’s broad discretion over the use of proceeds; fluctuation of our operating results due to factors difficult to forecast or out of our control; our operating losses, negative cash flow and limited cash resources impairing our growth investment; our dependence on outsourcing; economic conditions affecting our customers and suppliers; our inability to accurately forecast or react to changes in demand; risks arising from our international operations and reliance on foreign suppliers; our long sales cycle and evaluation and implementation processes; inability to keep up with rapid technological change with new product development; intense competition in intelligent automation; uncertain commercial acceptance of our new products; our lack of long-term and non-cancellable customer contracts; reliance on third party resellers; our past and potential future acquisitions; product defects; risks protecting our intellectual property or facing intellectual property claims; growth in markets subject to increased regulation and product liability; compliance with environmental regulation; need to attract and retain qualified personnel; maintenance of internal control; impact of our restructuring efforts; our concentrated equity ownership; and our stock price volatility.

ADEPT TECHNOLOGY, INC.
We are a global, leading provider of intelligent robots and autonomous mobile solutions and services that enable customers to achieve precision, speed, quality and productivity in their assembly, handling, packaging, testing and logistical processes in both fixed repetitive and unstructured environments.
Adept helped pioneer the robotics industry, and with more than 25 years of operating expertise, we continue to lead in the development of innovative robotics solutions to meet the changing needs of automation. Our robotics solutions are targeted at automated applications and processes that require precision, flexibility and high productivity. Through sales to systems integrators, distributors, original equipment manufacturer, or OEM, partners and end-user companies, we provide specialized, cost-effective robotics systems, software and services to emerging automation markets, including packaging, medical and solar; as well as to the disk drive/electronics market and traditional industrial markets, including industrial automation and automotive electronics.
Our product range includes application software, integrated real-time vision and multi-axis motion controls, machine vision systems and software, autonomous navigation software and controls, industrial robots and grippers, autonomous service robots, intelligent automated guided vehicles, or AGVs, and advanced vision-based flexible parts feeders. Our core offering combines our motion controls systems with application software, which we generally sell together with our own vision-guidance technology and/or our robot mechanisms. Our vision guidance technology is tightly integrated with our motion controls technology, and this is a key differentiator for us.
Our headquarters are in Pleasanton, California and we also maintain facilities in New Hampshire, France, Germany, Singapore and Shanghai for individual business operations, sales and customer support. We were founded and incorporated in California in 1983 and reincorporated in Delaware in 2005.

USE OF PROCEEDS
Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

DESCRIPTION OF CAPITAL STOCK
Adept is authorized to issue 19,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock is undesignated as to series, rights, preferences, privileges or restrictions. As of May 8, 2012, there were approximately 9,609,219 shares of common stock outstanding and no shares of preferred stock outstanding.
The following is a summary of the material terms of our capital stock and certain other securities convertible into our capital stock. You should refer to our Certificate of Incorporation, as amended, and Bylaws and the agreements and instruments described below for more detailed information.
Common Stock
Each share of common stock entitles its record holder to one vote on all matters to be voted on by the stockholders of Adept. Except as otherwise provided by law, actions by the stockholders of Adept may be approved by a majority vote of the stockholders present or represented by proxy at a duly called meeting of the stockholders at which a quorum is present, provided that the amendment of the Bylaws of Adept by the stockholders requires the affirmative vote or written consent of the holders of a majority of the outstanding shares of stock entitled to vote generally in the election of directors. The Board of Directors of Adept currently consists of six directors, all of whom are elected annually at the annual meeting of stockholders, and is not classified. At all meetings of stockholders for the election of directors, a plurality of the votes cast is sufficient to elect. No provision of Adept’s Certificate of Incorporation or Bylaws provides for cumulative voting in the case of the election of directors or on any other matter.
Each holder of common stock of Adept is entitled to share pro rata in any dividends paid on the common stock in funds legally available for that purpose, when, as and if declared by the Board of Directors of Adept in its discretion. The shares of common stock of Adept have no preferred dividend rights or any conversion, redemption or other rights, or any rights to payment from any sinking or similar fund. The shares of common stock also do not have any preemptive, subscription or other similar rights. There are no restraints in the Certificate of Incorporation or Bylaws of Adept on the right of holders of shares of common stock to sell or otherwise alienate their shares of stock in Adept. There are no provisions in the Certificate of Incorporation or Bylaws of Adept providing for any calls or assessments against holders of shares of common stock or discriminating against any existing or prospective holder of shares of common stock as a result of such security holder owning a substantial amount of securities. Upon liquidation, dissolution or winding up of Adept, each holder of shares of common stock will be entitled to receive a pro rata share of the assets of Adept, after payment of, if any, all Adept’s debts and liabilities and subject to any applicable liquidation or other payments owed to preferred shareholders.
In addition to Adept’s outstanding common stock, Adept has outstanding options to purchase its common stock held by its employees and directors and additional shares available for issuance under several equity compensation plans, as further described in Adept’s periodic reports filed with the SEC.
Preferred Stock
The shares of preferred stock of Adept are not designated by series, and there are no currently outstanding shares of preferred stock. Adept may issue preferred stock from time to time in one or more series. The Board of Directors is authorized, without the approval of existing stockholders, to determine or alter the rights, preferences, privileges and restrictions (including voting rights, liquidation preferences, dividend rights, conversion rights, redemption rights and sinking-fund provisions) granted to or imposed upon any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Adept common stock. In addition, the issuance of preferred stock may have the effect of making removal of management more difficult, and delaying, deferring or preventing a change in control of Adept. Adept has no current plans to issue any shares of its preferred stock, but could choose to do so in the future.
Anti-Takeover Provisions
Adept may issue preferred stock from time to time in one or more series, subject to certain authority held by the Board of Directors, including the authority to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. The issuance of preferred stock may have the effect of making removal of management more difficult and delaying, deferring or preventing a change in control of Adept.
Adept is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, consolidations, asset sales and other transactions involving Adept and an interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of Adept voting stock. Section 203 could discourage certain potential acquirers unwilling to comply with its provisions.
Transfer Agent and Registrar; Market
The transfer agent and registrar for our common stock is Computershare. Our common stock is traded on the Nasdaq Global Market under the symbol “ADEP.”
See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and Bylaws, which have been filed with and are publicly available from the SEC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the shares of our common stock, as of the date hereof. This summary deals only with shares of our common stock purchased in this offering for cash and held as capital assets. Additionally, this summary does not deal with special situations. For example, this summary does not address:

•
tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities or insurance companies;

•
tax consequences to persons holding shares of our common stock as part of a hedging, integrated, or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code;

•	tax consequences to persons who at any time hold more than 5% of the total fair market value of any class of our stock;

•	tax consequences to U.S. holders of shares of our common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and investors in such entities; or

•	alternative minimum tax consequences, if any.
Finally, this summary does not address U.S. federal tax consequences other than income taxes (such as estate and gift tax consequences) or any state, local or foreign tax consequences. In addition, it does not address tax consequences arising from the acquisition and exercise of rights under our stockholder rights plan.
The discussion below is based upon the provisions of the Code, and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxation and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.
If a partnership holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you should consult your tax advisor.
If you are considering the purchase of shares of our common stock, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.
Consequences to U.S. Holders
The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of shares of our common stock. “U.S. holder” means a beneficial owner of common stock for U.S. federal income tax purposes that is:

•	an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions
A distribution in respect of shares of our common stock generally will be treated as a dividend to the extent of our current or accumulated earnings and profits. Subject to certain holding period requirements, dividends received by individual holders generally will be subject to a reduced maximum tax rate of 15% for qualified dividend income through December 31, 2012, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction will not apply to dividends received to the extent that the U.S. holder elects to treat dividends as “investment income,” which may be offset by investment expense. If a U.S. holder is a U.S. corporation, it may be eligible to claim the deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction.
If the distribution exceeds current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the U.S. holder’s tax basis in the common stock to the extent of the U.S. holder’s tax basis in that stock. Any remaining excess will be treated as capital gain from the sale or exchange of our common stock.
U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate for qualified dividend income.
Sale, Exchange, Redemption or Certain Other Taxable Dispositions of our Common Stock
Upon a sale, exchange, redemption (provided the redemption is treated as a sale or exchange) or certain other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s adjusted tax basis in the common stock. A U.S. holder’s adjusted tax basis in the common stock will generally equal its cost for the stock, decreased by the amount of any distributions treated as nontaxable return of capital, as described above. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to tax at a reduced rate of taxation. The deductibility of capital losses is subject to limitations.
Medicare Tax
For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends and net gains from the disposition of our common stock, unless such dividend or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the common stock.
Information Reporting and Backup Withholding
When required, we or our paying agent will report to the holders of our common stock and to the IRS amounts paid on or with respect to the common stock during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on any dividends paid on our common stock and proceeds from the sale of our common stock at the applicable rate if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status, (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W‑9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS by the U.S. holder on a timely basis.
Consequences to Non-U.S. Holders
The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of shares of our common stock. The term “non-U.S. holder” means a beneficial owner of shares of common stock that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” or “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Distributions
Any distributions treated as dividends (see “Consequences to U.S. Holders — Distributions” above) paid to a non-U.S. holder with respect to the shares of our common stock will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. Distributions treated as nontaxable return of capital are not subject to such tax.
However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.
A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Sale, Exchange, Redemption or Other Taxable Disposition of our Common Stock
Any gain realized by a non-U.S. holder upon the sale, exchange, redemption (provided the redemption is treated as a sale or exchange) or other taxable disposition of shares of our common stock will not be subject to U.S. federal income tax with respect to such gain unless:

•
that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “U.S. real property holding corporation” during the applicable statutory period and certain other requirements are satisfied. We are not currently, and do not expect to be treated as, a U.S. real property holding corporation for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty. To claim the benefit of a treaty, a non-U.S. holder must properly submit an IRS Form W‑8BEN (or suitable successor or substitute form). A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.
An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses (even though such holder is not considered a resident of the United States).
Information Reporting and Backup Withholding
Generally, we must report to the IRS and to non-U.S. holders the amount of dividends and non-dividend distributions paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make to the holder if the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder or otherwise establishes an exemption. A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition of shares of our common stock within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act, or FATCA, a 30% withholding tax will apply to dividends on, or gross proceeds from the sale or other disposition of, common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Such payments would include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. By its terms, FATCA generally applies to payments of dividends on, or gross proceeds from the sale or disposition of, common stock made after December 31, 2012. However, on February 8, 2012, the IRS and Treasury Department issued proposed Treasury regulations deferring application of FATCA’s withholding obligations to payments of dividends until January 1, 2014, and payments of gross proceeds until January 1, 2015. The proposed regulations will not be effective until issued in final form, and there can be no assurance as to when those final regulations will be issued or as to the particular form that they might take. Investors should consult their tax advisors regarding FATCA and the recently proposed regulations thereunder.

PLAN OF DISTRIBUTION
The shares of our common stock that may be offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.
Agents, underwriters or broker-dealers may be paid compensation for offering and selling the shares of our common stock. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the shares of common stock or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the shares of common stock may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the shares of common stock may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.
Each time shares of our common stock are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the shares of common stock;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional shares of common stock from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	the anticipated date of delivery of the shares of common stock.
The shares of our common stock may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of shares of common stock may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Global Market or any other organized market where the common stock may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.
If underwriters are used in a sale, shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of shares of our common stock, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our common stock.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
To comply with the securities laws of certain states or jurisdictions, if applicable, the shares of common stock offered by this prospectus will be offered and sold in those states or jurisdictions only through registered or licensed brokers or dealers.
Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the shares of common stock. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Adept Technology, Inc. appearing in Adept Technology, Inc.’s Annual Report (Form 10‑K) for the year ended June 30, 2011 (including the schedule appearing therein), have been audited by Armanino McKenna LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
Gibson, Dunn & Crutcher LLP, Palo Alto, California has issued an opinion with respect to the validity of the shares of our common stock to be offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the shares of common stock described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have filed with the SEC a registration statement on Form S‑3, including exhibits, in connection with the common stock to be sold in this offering. This prospectus is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.
We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act:

(a)	Adept’s Annual Report on Form 10‑K for the fiscal year ended June 30, 2011, as filed with the SEC on September 6, 2011, including all material incorporated by reference therein;

(b)
Adept’s Quarterly Reports on Form 10‑Q for the quarter ended October 1, 2011, as filed with the SEC on November 14, 2011, and for the quarter ended December 31, 2011, as filed with the SEC on February 7, 2012, and for the quarter ended March 31, 2012, as filed with the SEC on May 8, 2012;

(c)	The Registrant’s Current Reports on Form 8‑K filed with the Commission on August 2, 2011, September 2, 2011, September 6, 2011, and November 1, 2011;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)
The description of the Common Stock contained in the Registration Statement on Form 8‑A filed with the Commission on October 31, 1995 pursuant to Section 12(g) of the Exchange Act, including the Current Report on Form 8‑K12G3 filed on November 10, 2005 and including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8‑K.
Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated on deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to Adept’s Corporate Secretary at 5960 Inglewood Drive, Pleasanton, California  94588 or by calling Adept at (925) 245‑3400. Additional information about us is available at our web site located at http://www.adept.com. Such additional information contained in our web site is not a part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S‑3 that we filed with the SEC registering the shares of common stock that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these shares of common stock that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these shares of common stock.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1‑800‑SEC‑0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Adept Technology, Inc., that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

Adept Technology, Inc.
Common Stock
PROSPECTUS
_________, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.a, b

Amount
SEC registration fee	$1,719
Printing expenses	$2,000
Accountant fees	$20,000
Counsel fees	$75,000
Trustee and Transfer Agent fees	$—
Blue Sky Fees	$—
Miscellaneous	$5,000

Total	$103,719
_______________

a.	All such amounts are estimates, other than the SEC registration fee.

b.	Does not include expense of preparing prospectus supplements and other expenses relating to offerings of common stock.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any of its directors and officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action (i.e., an action by or in the right of a corporation), a corporation is permitted to indemnify any of its directors and officers for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation (the “Charter”) provides that, to the fullest extent permitted by the DGCL, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Charter provides that, to the fullest extent permitted by applicable law, the Registrant is authorized to provide indemnification of and advancement of expenses to directors, officers, employees and other agents of the Registrant through bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement of expenses otherwise permitted by Section 145 of the DGCL, subject only to the limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders and others.
As permitted by Section 145 of the DGCL, the Registrant’s Bylaws (the “Bylaws”) provide that: (a) the Registrant is required, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; (b) the rights to indemnification conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors and officers; (c) the Registrant is authorized to maintain director and officer liability insurance to protect itself and any director or officer of the Registrant against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL; and (d) any amendment, repeal or modification of the indemnifications provisions contained in the Bylaws that adversely affects any right of an indemnitee shall be prospective only.
In addition to the above, the Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide directors and officers with the same indemnification and advancement of expenses by the Registrant as described above and to the fullest extent permitted by future Delaware law that expands the permissible scope of indemnification. The Registrant also provides insurance pursuant to which directors and directors are indemnified or insured against liability or loss under certain circumstances.
Item 16. Exhibits
See the Exhibit Index attached to this registration statement and incorporated herein by reference.
Item 17. Undertakings.
A.    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the registration statement is on Form S‑3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)    For purposes of determining any liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
B.    The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    The undersigned registrant hereby undertakes that:
(1)           For purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the SEC declared it effective.
(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement on Form S‑3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasanton, State of California on May 10, 2012.

ADEPT TECHNOLOGY, INC.

By:	/S/ LISA M. CUMMINS
Lisa M. Cummins
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That each such person whose signature appears below constitutes and appoints, jointly and severally, John D. Dulchinos and Lisa M. Cummins, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/S/ John D. Dulchinos	Director; President and Chief Executive Officer (Principal Executive Officer)	May 10, 2012
John D. Dulchinos

/S/ Lisa M. Cummins	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2012
Lisa M. Cummins

/S/ A. Richard Juelis	Director	May 10, 2012
A. Richard Juelis

/S/ Michael P. Kelly	Chairman of the Board	May 10, 2012
Michael P. Kelly

/S/ Benjamin A. Burditt	Director	May 10, 2012
Benjamin A. Burditt

/S/ Herbert J. Martin	Director	May 10, 2012
Herbert J. Martin

/S/ Robert J. Richardson	Director	May 10, 2012
Robert J. Richardson

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement
4.1
Certificate of Incorporation of Adept-Delaware (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8‑K12G3 filed with the Securities and Exchange Commission on November 10, 2005).

4.2
Certificate of Amendment of Certificate of Incorporation of Adept-Delaware (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8‑K12G3 filed with the Securities and Exchange Commission on November 10, 2005).

4.3
Amended and Restated Bylaws of Adept-Delaware (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on September 3, 2009).

4.4
Specimen of Common Stock Certificate of Adept-Delaware (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on November 10, 2005).

5.1+	Opinion of Gibson, Dunn & Crutcher LLP.
23.1+	Consent of Independent Registered Public Accounting Firm.
24.1+	Power of Attorney (included on and incorporated by reference to the signature page of this registration statement).
_______________

**	To be filed by amendment hereto or pursuant to a Current Report on Form 8‑K to be incorporated herein by reference.

+	Filed herewith

[Letterhead of Gibson, Dunn & Crutcher LLP]
May 10, 2012
Adept Technology, Inc.
5960 Inglewood Drive
Pleasanton, California  94588

Re:	Adept Technology, Inc./Registration Statement on Form S‑3
Ladies and Gentlemen:

We have acted as counsel to Adept Technology, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares of the Company’s common stock, par value $0.001 per share, with an aggregate offering price of up to $15,000,000 (the “Shares”).
In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.
We have assumed without independent investigation that:
(i)    at the time any Shares are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;
(ii)    at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and all related documentation and will comply with all applicable laws;
(iii)    all Shares will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;
(iv)    at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Shares and any related documentation shall remain in full force and effect;
(v)    upon issuance of any Shares, the total number of shares of common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents; and
(vi)    at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Shares offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.
Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Shares have been duly executed (in the case of certificated shares) and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Shares will be validly issued, fully paid and nonassessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Delaware. This opinion is limited to the effect of the current state of the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

You have informed us that you intend to issue Shares from time to time on a delayed or continuous basis, and we understand that prior to issuing any Shares pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Shares are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑3 of Adept Technology, Inc. of our report for the years ended June 30, 2011 and 2010, dated as of September 6, 2011 relating to the consolidated financial statements and the financial statement schedule of Adept Technology, Inc., included in its Annual Report (Form 10‑K) filed with the Securities and Exchange Commission, incorporated by reference in the Prospectus, which is part of this Registration Statement We also consent to the reference to this firm under the heading “Experts” in such Prospectus.

/s/Armanino McKenna LLP
ARMANINO McKENNA LLP
San Ramon, California
May 10, 2012